UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Massachusetts Health & Education Tax-Exempt Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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August 23, 2010

Supplemental Information

The information set forth below amends and supplements the definitive joint proxy statement of the BlackRock Closed-End Funds listed in Annex A (each, a "Fund"), dated July 23, 2010, in connection with the joint annual meeting.  The supplemental information contained below is incorporated by reference into the joint proxy statement.  To the extent this supplemental information differs from, updates, or conflicts with information in the joint proxy statement, the supplemental information governs.

The quorum requirement of The Massachusetts Health & Education Tax-Exempt Trust ("MHE") was incorrectly reported on page 12 of the joint proxy statement.  Except as otherwise set forth below, for MHE, the holders of a majority of the shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum for purposes of conducting business on such matter.  Notwithstanding the foregoing, when the owners of auction preferred shares ("AMPS") of MHE are entitled to elect any of the Board Members by class vote of such holders, the holders of 1/3 of the AMPS entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.

If you already returned a validly executed proxy card, your votes will be recorded unless you submit a subsequent proxy or you otherwise revoke your prior proxy.  If you have not voted, wish to change your vote or need assistance in voting, please contact The Altman Group, Inc., the firm assisting us in the solicitation of proxies, at 1-866-796-7185.

Annex A

Fund Information

The following table lists the name and ticker symbol of each Fund.

Ticker	Fund
CYE	BlackRock Corporate High Yield Fund III, Inc.
HYV	BlackRock Corporate High Yield Fund V, Inc.
HYT	BlackRock Corporate High Yield Fund VI, Inc.
COY	BlackRock Corporate High Yield Fund, Inc.
PSW	BlackRock Credit Allocation Income Trust I, Inc.
PSY	BlackRock Credit Allocation Income Trust II, Inc.
DSU	BlackRock Debt Strategies Fund, Inc.
DVF	BlackRock Diversified Income Strategies Fund, Inc.
CII	BlackRock Enhanced Capital and Income Fund, Inc.
EGF	BlackRock Enhanced Government Fund, Inc.
FRB	BlackRock Floating Rate Income Strategies Fund II, Inc.
FRA	BlackRock Floating Rate Income Strategies Fund, Inc.
MUI	BlackRock Muni Intermediate Duration Fund, Inc.
MNE	BlackRock Muni New York Intermediate Duration Fund, Inc.
MEN	BlackRock MuniEnhanced Fund, Inc.
MUC	BlackRock MuniHoldings California Insured Fund, Inc.
MUH	BlackRock MuniHoldings Fund II, Inc.
MHD	BlackRock MuniHoldings Fund, Inc.
MUE	BlackRock MuniHoldings Insured Fund II, Inc.
MUS	BlackRock MuniHoldings Insured Fund, Inc.
MFL	BlackRock MuniHoldings Insured Investment Fund
MUJ	BlackRock MuniHoldings New Jersey Insured Fund, Inc.
MHN	BlackRock MuniHoldings New York Insured Fund, Inc.
MVT	BlackRock MuniVest Fund II, Inc.
MVF	BlackRock MuniVest Fund, Inc.
MZA	BlackRock MuniYield Arizona Fund, Inc.
MYC	BlackRock MuniYield California Fund, Inc.
MCA	BlackRock MuniYield California Insured Fund, Inc.
MYD	BlackRock MuniYield Fund, Inc.
MYI	BlackRock MuniYield Insured Fund, Inc.
MFT	BlackRock MuniYield Insured Investment Fund
MYF	BlackRock MuniYield Investment Fund
MYM	BlackRock MuniYield Michigan Insured Fund II, Inc.
MIY	BlackRock MuniYield Michigan Insured Fund, Inc.
MYJ	BlackRock MuniYield New Jersey Fund, Inc.
MJI	BlackRock MuniYield New Jersey Insured Fund, Inc.
MYN	BlackRock MuniYield New York Insured Fund, Inc.
MPA	BlackRock MuniYield Pennsylvania Insured Fund
MQT	BlackRock MuniYield Quality Fund II, Inc.
MQY	BlackRock MuniYield Quality Fund, Inc.
ARK	BlackRock Senior High Income Fund, Inc.
MHE	The Massachusetts Health & Education Tax-Exempt Trust